INDEPENDENT AUDITOR'S REPORT


Board Of Directors and Shareholders
O'Shaughnessy Cornerstone Growth Fund
O'Shaughnessy Cornerstone Value Fund
O'Shaughnessy Dogs of the Market Fund
O'Shaughnessy Aggressive Growth Fund

We have audited the statements of changes in net assets and the financial highlights for the year ended September 30, 1998 and for the period from November 1, 1996 (commencement of operations) to September 30, 1997 of O'Shaughnessy Cornerstone Growth Fund, O'Shaughnessy Cornerstone Value Fund, O'Shaughnessy Dogs of the Market Fund, and O'Shaughnessy Aggressive Growth Fund. These financial statements and financial highlights are the responsibility of Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the changes in net assets and the financial highlights for the periods indicated of of O'Shaughnessy Cornerstone Growth Fund, O'Shaughnessy Cornerstone Value Fund, O'Shaughnessy Dogs of the Market Fund, and O'Shaughnessy Aggressive Growth Fund, in conformity with generally accepted accounting principles.

                                           /s/McGladrey & Pullen LLP

                                           McGladrey & Pullen, LLP


New York, New York
October 23, 1998